Exhibit 10.1

AMENDMENT NO. 2
TO
ADVISORY AGREEMENT
THIS AMENDMENT NO. 2 (this “Amendment”) is made and entered into as of June 22, 2020, and amends that certain Advisory Agreement, dated as of June 30, 2014, as amended by Amendment No. 1, dated December 20, 2017 (as amended, the “Advisory Agreement”), by and among NorthStar Healthcare Income, Inc., a Maryland corporation (the “Company”), NorthStar Healthcare Income Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), CNI NSHC Advisors, LLC, a Delaware limited liability company (the “Advisor”), as successor to NSAM J-NSHC Ltd, an Isle of Jersey limited company, and, solely in connection with the obligations set forth in Section 12.03 and Article 13 of the Advisory Agreement, Colony Capital, Inc. (f/k/a Colony NorthStar, Inc.), a Maryland corporation (“CLNY”), as successor to NorthStar Asset Management Group Inc., a Delaware corporation. Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.
RECITALS
WHEREAS, pursuant to Section 18.02 of the Advisory Agreement, the Advisory Agreement may not be changed or modified except by an instrument in writing signed by the parties thereto, or their respective successors or permitted assigns; and
WHEREAS, each of the Company, the Operating Partnership, the Advisor and CLNY desires to amend the Advisory Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged by all parties, the parties hereto agree as follows:
AGREEMENT
1.    Amendment to Agreement.
(a)Article 1 of the Advisory Agreement is hereby amended by deleting the definition of “Disposition Fee” in its entirety.
(b)Section 8.03 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“8.03    [RESERVED].”
(c)Section 9.01(xi) of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“(xi) Personnel and related employment costs incurred by the Advisor or its Affiliates in performing the services described in Article 3 hereof, including but not limited to reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of such services, provided that no reimbursement shall be made for costs of such employees of the Advisor or its Affiliates to the extent that such employees (A) perform services for which the Advisor receives Acquisition Fees or (B) serve as executive officers of the Company;”

1 = 1 LEGAL02/39863031v3 LEGAL02/39863031v3

(d)Section 12.03 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“12.03    Investment Opportunities and Allocation. The Advisor shall be required to use commercially reasonable efforts to present a continuing and suitable investment program to the Company that is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular Investment opportunity to the Company even if the opportunity is of a character that, if presented to the Company, could be taken by the Company. In the event an Investment opportunity is identified, the allocation procedures set forth under the caption “Conflicts of Interest—Allocation of Investment Opportunities” in any Prospectus (as it may be amended from time to time) or, following the termination of the Offering, in any report filed by the Company with the SEC disclosing such procedures, as they may be amended from time to time, shall govern the allocation of the opportunity among the Company, CLNY, any of their Affiliates and any investment vehicles sponsored or managed by CLNY or any of their Affiliates.”
(e)Article 13 of the Advisory Agreement is hereby deleted in its entirety and replaced with the following:
“ARTICLE 13
THE NORTHSTAR NAME
CLNY and its Affiliates have a proprietary interest in the name “NorthStar.” CLNY hereby grants to the Company a non-transferable, non-assignable, non-exclusive royalty-free right and license to use the name “NorthStar” during the term of this Agreement. Accordingly, and in recognition of this right, if at any time the Company ceases to retain CLNY or one of its Affiliates to perform advisory services for the Company, the Company will, promptly after receipt of written request from the Sponsor, cease to conduct business under or use the name “NorthStar” or any derivative thereof and the Company shall change its name and the names of any of its subsidiaries to a name that does not contain the name “NorthStar” or any other word or words that might, in the reasonable discretion of CLNY, be susceptible of indication of some form of relationship between the Company and CLNY or any its Affiliates. At such time, the Company will also make any changes to any trademarks, servicemarks or other marks necessary to remove any references to the word “NorthStar.” Consistent with the foregoing, it is specifically recognized that CLNY or one or more of its Affiliates has in the past and may in the future organize, sponsor or otherwise permit to exist other investment vehicles (including vehicles for investment in healthcare-related real estate assets) and financial and service organizations having “NorthStar” as a part of their name, all without the need for any consent (and without the right to object thereto) by the Company. CLNY shall govern Company’s use of the name “NorthStar” and the Company’s use of the “NorthStar” name will be in strict accordance with any quality standards and specifications that may be established by Advisor and communicated to Company from time to time.”

0 = 1 LEGAL02/39863031v3

2.    Miscellaneous.
(a)Effectiveness of Amendment.  This Amendment shall be effective on June 30, 2020.
(b)Counterparts; Signature.  This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.
(c)Governing Law.  This Amendment shall be governed by and construed in accordance with Section 18.04 of the Advisory Agreement.
(d)Continued Effect.  Except as specifically set forth herein, all other terms and conditions of the Advisory Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby. In the event of any conflict between the terms of the Advisory Agreement and the terms of this Amendment, the terms of this Amendment shall control.
[Signatures on following page.]

0 = 1 LEGAL02/39863031v3

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

NorthStar Healthcare Income, Inc.
By:		/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

NorthStar Healthcare Income Operating Partnership, LP
By:		NorthStar Healthcare Income, Inc., its General Partner
	By:	/s/ Ann B. Harrington
Ann B. Harrington
General Counsel and Secretary

CNI NSHC Advisors, LLC
By:		/s/ Mark M. Hedstrom
Mark M. Hedstrom
Vice President

Colony Capital, Inc.
By:		/s/ Mark M. Hedstrom
Mark M. Hedstrom
Executive Vice President and Chief Operating Officer

[Signature Page to Amendment No. 2 to Advisory Agreement]